Exhibit 32.2

Written Statement

Pursuant To

18 U.S.C. Section 1350

The undersigned, John A. Elwood, the Chief Financial Officer of Meade Instruments Corp. (the “Company”), pursuant to 18 U.S.C. § 1350, hereby certifies that:

(i) the Form 10-Q/A for the quarterly period ended May 31, 2012 of the Company (the “Report”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 4, 2012

By:	/s/ JOHN A. ELWOOD
Senior Vice President—Finance and Administration, Chief Financial Officer